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                                                                   EXHIBIT 23.01

                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Digital Content, L.L.C.:

We consent to the incorporation by reference in the Form S-8 (333-87791), the Form S-8 (333-47980) and the Form S-3 (333-47156) of Keynote Systems, Inc. of our report dated October 17, 2000, with respect to the balance sheet of Digital Content, L.L.C. as of December 31, 1999 and the statements of operations, members' capital and cash flows for the year then ended, which report appears herein.

                                              /s/ KPMG LLP

Mountain View, California
October 31, 2000